SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549
                                 Form 8-K

                             CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                             APRIL 6, 2005
                             --------------
              Date of Report (Date of earliest event reported)


                          CIMBIX CORPORATION
                    --------------------------------
           (Exact name of registrant as specified in its charter)


WASHINGTON                                   91-2060082
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(State of incorporation                   (I.R.S. Employer
or organization)                          Identification No.)

                      	SEC File No.  000-49955

SUITE 112, 5415 CAMERON STREET
      LAS VEGAS, NEVADA                     89118
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(Address of principal executive offices)  (Zip Code)

                            415-924-9164
                            ------------
          Registrant's telephone number, including area code

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 2005, Cimbix Corporation (the "Company" or the "Registrant") entered into an agreement to sell all the shares of its wholly owned subsidiaries, Millennium Business Group USA, Inc. and Advanced Dental Technologies Inc. (jointly referred to as the "Subsidiaries")to The Triple 8 Holding Trust (the "Buyer"). A copy of the Purchase and Sale Agreement is attached to this report as an exhibit.

A majority of the stockholders of the Company and the boards of directors of Millennium Business Group USA, Inc. ("MBG") and Advanced Dental Technologies Inc. ("ADT") also approved the transaction reported herein. Under the terms of the Agreement, the Registrant transferred all of its 4,018,000 shares of MBG to the Buyer and transferred all of its 1,000 shares of ADT (representing 100% of the outstanding shares of both Subsidiaries) to the Buyer. The consideration for the sale of the shares of the Subsidiaries, which consisted of $100 and indemnification of the Company by the Seller and the Subsidiaries for all the liabilities of MBG and ADT was negotiated at arm's length between the Company and the Buyer.

ITEM 8.01  OTHER EVENTS

The Company is currently evaluating and reviewing other due diligence material on several possible new ventures that could enhance the Company's current operating initiatives and its shareholders? value; however, there is no assurance that any of the potential acquisitions currently being studied will be consummated.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

C)  EXHIBITS

Exhibit      Description
-------	   -----------------

10.1 Purchase and Sale Agreement between Cimbix Corp., Millennium Business Group, Inc., Advanced Dental Technologies, Inc., and The Triple 8 Holding Trust dated March 31, 2005.


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CIMBIX CORPORATION

DATE:   April 6, 2005
                                        By:  /s/ DONALD WALKER
                                            -----------------------
                                             DONALD WALKER
                                             President, Director